Exhibit 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted) (the “Sarbanes-Oxley Act of 2002”), Edward D. Segal, the Chief Executive Officer of Metron Technology N.V. (the “Company”), and Douglas J. McCutcheon, the Chief Financial Officer of the Company, each hereby certifies that, to his knowledge:

1.                             The Company’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2003, and to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.                             The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

This certification accompanies the Periodic Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of this 14th day of January, 2004.

/s/ EDWARD D. SEGAL
Edward D. Segal,
Chief Executive Officer

/s/ DOUGLAS J. McCUTCHEON
Douglas J. McCutcheon,
Chief Financial Officer